Exhibit 23(A)
Consent of Independent Registered Public Accounting Firm
The Supervisory Board
Qimonda AG:
We consent to the use of our report dated April 11, 2006, except as to Note 1, Note 10, and Note 33, which are as of May 10, 2006, related to the combined financial statements of Qimonda AG and subsidiaries in the Registration Statement on Form F-1 for Qimonda AG and to the reference to our firm under the heading “Experts” in the prospectus contained therein.
Munich, Germany
August 7, 2006
KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft
/s/ KPMG Deutsche Treuhand-Gesellschaft AG